PRESS RELEASE
                     FOR RELEASE APRIL 28, 2003 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                               BCSB Bankcorp, Inc.

                               BCSB BANKCORP, INC.
                        REPORTS RESULTS OF MARCH 31, 2003

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, recorded earnings of $779,000 for the quarter ended March 31, 2003. This was an increase of 85% over the same quarter last year. Likewise, for the first six months of its fiscal year the company earned $1.231 million, an increase of $687,000 over the same period last year.

Gary C. Loraditch, President and CEO, stated that increased net interest income and other income in both the quarter and six month period ended March 31, 2003 more than offset increases in non-interest expenses. He noted that the Bankcorp's assets grew over $41 million in the six months. The acquisition of WHG Bancshares, completed in July 2002, also had a positive affect on the Bank operations.

In addition to the growth in assets, the company reported an increase of $42 million in deposit accounts at the bank's 16 locations for the six months ended March 31, 2003. Likewise, stockholder equity increased $579,000 in the same six month period.

BCSB was founded in 1955. It operates sixteen offices throughout the Baltimore metropolitan area. It became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)

                                                      March 31, 2003   Sept 30, 2002
                                                         (Dollars in Thousands)
                                                         ---------------------
ASSETS
Cash, equivalents and time deposits                      $ 21,772       $ 25,803
Investment Securities                                     102,983         49,579
Loans and Mortgage Backed Securities                      483,228        490,719
Other Assets                                               20,442         20,964
                                                         --------       --------
TOTAL ASSETS                                             $628,425       $587,065

LIABILITIES
Deposits                                                 $540,995       $498,785
Borrowed Money                                             25,869         26,968
Trust Preferred Securities                                 12,500         12,500
Other Liabilities                                           3,176          3,507
                                                         --------       --------
TOTAL LIABILITIES                                        $582,540       $541,760
TOTAL STOCKHOLDERS' EQUITY                                 45,885         45,305
                                                         --------       --------
TOTAL LIABILITIES & Stockholders Equity                  $628,425       $587,065


                      Consolidated Statements of Operations
                                   (Unaudited)

                                                 6 Months ended March 31      3 Months ended March 31
                                                   2003          2002           2003         2002
                                                 (Dollars in Thousands)       (Dollars in Thousands)
                                                 ----------------------        ---------------------
Interest Income                                   $17,336       $13,279       $ 8,654       $ 6,617
Interest Expense                                    8,231         7,354         4,045         3,528
                                                  -------       -------       -------       -------

Net Interest Income                               $ 9,105       $ 5,925       $ 4,609       $ 3,089
Provision for Loan Losses                             412            69           130             6
                                                  -------       -------       -------       -------
Net Int. Income After Provision for Loan Losses   $ 8,693       $ 5,856       $ 4,479       $ 3,083
Total Non-Interest Income                             952           461           526           314
Total Non-Interest Expense                          7,655         5,429         3,747         2,711
                                                  -------       -------       -------       -------
Income Before Income Taxes                        $ 1,990       $   888       $ 1,258       $   686
Income Tax Provision                                  759           344           479           266
                                                  -------       -------       -------       -------
NET INCOME                                        $ 1,231       $   544       $   779       $   420
                                                  -------       -------       -------       -------

Basic Earnings Per Share                          $  0.22       $  0.10       $  0.14       $  0.08
                                                  -------       -------       -------       -------

Diluted Earnings Per Share                        $  0.21       $  0.10       $  0.14       $  0.07
                                                  -------       -------       -------       -------